UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2006


                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    333-137388                 20-5361360
(State or other jurisdiction         (Commission              (I.R.S. employer
      of incorporation)              file number)            identification no.)



               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130 (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (858) 480-3100

                              NEXTWAVE WIRELESS LLC
       (PREDECESSOR ISSUER PURSUANT TO RULE 12G-3 UNDER THE EXCHANGE ACT)
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth in this Current Report under Item 2.01, Completion of Acquisition or Disposition of Assets, is incorporated into this Item 1.01 by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 7, 2006, NextWave Wireless LLC and NextWave Wireless Inc. entered into an Agreement and Plan of Merger pursuant to which a newly formed Delaware limited liability company and wholly-owned subsidiary of NextWave Wireless Inc., NextWave Merger LLC ("Merger Sub"), would merge with and into NextWave Wireless LLC (the "Corporate Conversion Merger"). NextWave Wireless LLC and NextWave Wireless Inc. were and are entities under common control. The purpose of the Corporate Conversion Merger was to provide the former members of NextWave Wireless LLC, who held LLC interests in a limited liability company with significant restrictions on transferability and no active trading market, with shares of common stock in a publicly traded company.

On November 13, 2006, the parties completed the Corporate Conversion Merger. NextWave Wireless Inc., by virtue of the Corporate Conversion Merger, acquired and became the sole owner of all of the limited liability interests in NextWave Wireless LLC. The former holders of NextWave Wireless LLC's membership units are entitled to receive one share of NextWave Wireless Inc. common stock for every six membership units that they hold, subject to satisfactory completion of a letter of transmittal which will be provided by NextWave Wireless Inc. Under the terms of the Corporate Conversion Merger, no certificates for fractional shares of NextWave Wireless Inc. common stock will be issued, but in lieu thereof each holder of NextWave Wireless LLC's membership units who would otherwise have been entitled to a fraction of a share of common stock will be paid cash equal to $1.00 per LLC interest not exchanged for a whole share of our common stock. The issuance of the NextWave Wireless Inc. common stock pursuant to the Corporate Conversion Merger was registered under the Securities Act of 1933, as amended, pursuant to NextWave Wireless Inc.'s Registration Statement on Form S-4 (File No. 333-137388) (as amended, the "S-4 Registration Statement") filed with the Securities and Exchange Commission ("SEC"). The definitive prospectus of NextWave Wireless Inc. dated November 7, 2006 that forms a part of the S-4 Registration Statement contains additional information about the Corporate Conversion Merger.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), NextWave Wireless Inc.'s common stock is deemed to be registered under Section 12(g) of the Exchange Act, effective November 13, 2006. NextWave Wireless LLC has filed a report on Form 15 with the SEC to terminate the registration under the Exchange Act of its limited liability company interests.

The Agreement and Plan of Merger filed as Exhibit 2.1 to this Current Report on Form 8-K ("Current Report") is incorporated into this Current Report by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported on NextWave Wireless LLC's Current Report on Form 8-K filed with the SEC on July 21, 2006, on July 17, 2006, in connection with a senior secured notes financing, NextWave Wireless Inc. agreed to issue warrants to purchase an aggregate of 5% of its outstanding shares of common stock, as of the date of the Corporate Conversion Merger and before giving effect to the exercise of any warrant. In satisfaction of this obligation, on November 13, 2006, NextWave Wireless Inc. issued warrants to purchase 4,110,382 shares of its common stock at an exercise price of $0.01 per share (subject to certain adjustments as set forth in the warrant agreement). The shares of NextWave Wireless Inc. underlying the warrants are also entitled to registration rights that obligate NextWave Wireless Inc. to file a shelf registration statement within 30 days following the Corporate Conversion Merger, and use all commercially reasonable efforts to have the shelf registration statement become or declared effective within 60 days from its filing. The holders of warrants will be entitled to continuous shelf registration rights for a period of two years from the date that such shelf registration is declared effective by the SEC. NextWave Wireless Inc. is required to bear the expenses of the shelf registration. The notes and warrants were offered and sold on July 17 pursuant to an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 3.03  MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

The disclosure set forth in this Current Report under Item 2.01, Completion of Acquisition or Disposition of Assets, is incorporated into this Item 3.03 by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of November 7, 2006, among NextWave Wireless Inc., NextWave Merger LLC and NextWave Wireless LLC


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2006

                                            NEXTWAVE WIRELESS INC.

                                            By: /s/ Frank A. Cassou
                                                -------------------------------
                                                Frank A. Cassou
                                                Executive Vice President and
                                                Chief Legal Counsel
























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
                                 EXHIBIT INDEX



EXHIBIT                                   DESCRIPTION
-------                                   -----------

  2.1 Agreement and Plan of Merger, dated as of November 7, 2006, among NextWave Wireless Inc., NextWave Merger LLC and NextWave Wireless LLC






















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